EXHIBIT 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS

         As independent public accountants, we hereby consent to the incorporation by reference in this registration statement on Form S-3 of our reports dated July 2, 2001 included in Allou Health & Beauty Care, Inc.'s Annual Report on Form 10-K for the year ended March 31, 2001, and to all references to our Firm included in this registration statement.

/s/ Arthur Andersen LLP
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Arthur Andersen LLP

Melville, New York
August 13, 2001